UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):   March 24, 2017

MYND ANALYTICS, INC.

(Exact name of Company as specified in its charter)

Delaware	001-35527	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

26522 La Alameda

Mission Viejo, CA 92691

(Address of principal executive offices)

(949) 420-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements.

Restatement of Financial Statements relating to Classification of Commitment Shares

On December 6, 2016, MYnd Analytics, Inc. (“the Company”), entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Aspire Capital Fund LLC ("Aspire Capital"). Upon the terms and subject to the conditions and limitations set forth in the Purchase Agreement, Aspire Capital is committed to purchase up to an aggregate of $10 million of the Company's common stock over a period of approximately 30 months, at the Company's sole discretion. In connection with the Purchase Agreement, the Company issued 80,000 shares of common stock to Aspire Capital as commitment shares (the "Commitment Shares"). The Company reported the issuance of the Commitment Shares in its Quarterly Report on Form 10-Q for the quarter ended December 31, 2016 (the "Original 10-Q") as a non-cash prepaid other asset on each of its condensed consolidated balance sheets, consolidated statement of cash flows and consolidated statements of stockholders’ equity, at their fair market value of $708,000, of which, $23,600 was amortized as an expense on the condensed consolidated statement of operations. However, on March 24, 2017, the Company's chief financial officer, after consulting with representatives from Anton & Chia LLP, the Company's independent registered public accounting firm, determined that the financial statements in the Original 10-Q should no longer be relied upon since the correct accounting treatment under ASC 340-10-S99-1/SAB Topic 5.A is to reflect the entire value of the issued Commitment Shares as offering costs netted against additional paid in capital as part of stockholders equity. As a result, the Company will restate its condensed consolidated statement of operations, consolidated balance sheets, consolidated statement of cash flows and consolidated statements of stockholders’ equity for the quarter ended December 31, 2016 to reclassify the value of the Commitment Shares and reverse the recorded amortization expense. The amended quarterly report on Form 10-Q/A for the quarter ended December 31, 2016 will reflect the proper accounting treatment of the issuance of the Commitment Shares and the effect thereof on the Company's accompanying condensed consolidated financial statements, notes to the condensed consolidated financial statements and management’s discussion and analysis. The incorrectly classified balance sheet item was non-cash in nature and our original report did not overstate available cash and cash equivalents nor did it understate our losses for the period.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYnd Analytics, Inc.

	By:	/s/ Paul Buck
March 30, 2017		Paul Buck
Chief Financial Officer